SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

__________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)

June 5, 2003 (May 29, 2003)
Commission File Number 01-10813
PLM EQUIPMENT GROWTH FUND III, LIQUIDATING TRUST
(Exact name of registrant as specified in its charter)

California	68-0146197

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

235 3 rd Street South, Suite 200
St Petersburg, FL	33701

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (727) 803-1800

Item 2.        Acquisition or Disposition of Assets

On May 29, 2003, PLM Equipment Growth Fund III, Liquidating Trust (the “Trust”) sold its portfolio of railcars to Patriot Railcar Holdings I, LLC (the “Buyer”), an unaffiliated third party, for gross cash proceeds of approximately $6.3 million, subject to post-closing adjustments that are expected to be completed by July 2003. The Trust anticipates paying selling costs of $0.2 million related to this transaction.

The Trust retained a residual sharing interest (the “Residual Interest”) in the railcars that entitles the Trust to receive 50% of the residual proceeds, if any, generated by the railcars after the Buyer receives a return of its purchase price plus a 12% return. The Buyer has an option to acquire the Residual Interest for $1.5 million prior to November 30, 2003. As the Trust is in liquidation, PLM Financial Services, Inc., the Trustee of the Trust, intends to market the Residual Interest for sale.

The Trustee anticipates that the Trust will declare and pay a distribution to the beneficiaries of the Trust prior to June 30, 2003.

The Trustee is actively marketing the Trust’s remaining equipment portfolio for sale.

Item 4.         Changes in Registrant's Certifying Accountant

On May 29, 2003, the Board of Managers of the General Partner approved the engagement of Ernst & Young LLP (“E&Y”) as the Trust’s principal independent auditors. On May 29, 2003, the Board of Managers of the General Partner also dismissed Deloitte & Touche LLP (“D&T”) as the Trust’s principal independent auditors.
D&T’s reports on the Trust’s financial statements for fiscal years ended December 31, 2002 and 2001 do not contain an adverse opinion or a disclaimer of opinion nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.
During the fiscal years ended December 31, 2001 and 2002 and through the subsequent interim period preceding the change, there were no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to D&T’s satisfaction, would have caused D&T to make reference to the subject matter of the disagreements in connection with its report.  During that time, there were no reportable "events" as listed in Item 304(a)(1)(v) of Regulation S-K.
During the Trust’s fiscal years ended December 2001 and 2002 and through the subsequent interim period preceding the change, the Trust did not consult with E&Y regarding any of the matters specified in Item 304(a)(2) of Regulation S-K.
We have provided D&T a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission (the "Commission").  D&T has provided a letter, addressed to the Commission, which is filed as Exhibit 16.1 to this Form 8-K.

Item 7.         Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits:
16.1 Letter from Deloitte & Touche LLP to the Securities and Exchange Commission, dated June 5, 2003.
19.1 Rail car purchase and sale agreement dated May 29, 2003 between PLM Financial Services Inc., as Trustee for the Trust, and Patriot Railcar Holdings I, LLC
19.2 Residual sharing agreement dated May 29, 2003 between PLM Financial Services Inc., as Trustee for the Trust, Transportation Equipment-PLM LLC, and Patriot Railcar Holdings I, LLC

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
PLM EQUIPMENT GROWTH FUND III, LIQUIDATING TRUST

Date: June 5, 2003	By:	/s/ Richard K Brock
Rick K Brock Chief Financial Officer

EXHIBIT INDEX
Exhibit Designation	Nature of Exhibit
16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission, dated June 5, 2003
19.1	Rail car purchase and sale agreement dated May 29, 2003 between PLM Financial Services Inc., as Trustee for the Trust, and Patriot Railcar Holdings I, LLC
19.2	Residual sharing agreement dated May 29, 2003 between PLM Financial Services Inc., as Trustee for the Trust, Transportation Equipment-PLM LLC, and Patriot Railcar Holdings I, LLC